Exhibit 99.1

MYOS Corporation Announces Third Quarter Results;

Revenues Rise as Company Launches Combination Testosterone Study

CEDAR KNOLLS, NJ — (Marketwired) — 11/07/13 — MYOS Corporation (OTCBB: MYOS), a company focused on the discovery, development and commercialization of therapeutic and dietary products that improve human muscle health and performance ("MYOS" or the "Company"), today announced highlights of its financial results for the third quarter ended September 30, 2013, and the launch of its study (first announced in August) evaluating the Company's lead product in combination with testosterone.

This study in collaboration with Brigham and Women's Hospital, a teaching affiliate of Harvard Medical School, is designed to determine the effect of myostatin inhibition by orally administered MYO-T12, the active ingredient in MYO-X, on muscle growth with and without concomitant testosterone treatment. This important study is expected to help MYOS gain new insights into the role of myostatin modulation on muscle tissue and body composition and performance and potentially provide a scientific rationale for the use of its lead product MYO-X (powered by MYO-T12) in combination with testosterone. Testosterone replacement therapy is gaining increasing popularity with clinicians treating age-related hypo-androgenic syndrome. Declining testosterone levels in men are thought to contribute to the progressive loss of lean muscle mass that occurs during aging. MYOS is studying the complex interaction of the regulatory factors responsible for maintaining healthy muscle tissue.

"I am very pleased to report that MYOS continues to advance its research into the regulatory role myostatin plays in muscle growth and performance while delivering quarter over quarter top line growth. MYO-X continues to gain commercial traction in the sports nutrition market and we are expanding our manufacturing efforts to meet expected demand over the next twelve months," commented MYOS President Peter Levy. He added, "Third quarter gross revenues exceeded $1 million, an important financial milestone for the Company, while cumulative gross revenues since inception have surpassed $3 Million. We believe that MYOS is unique as a young emerging biotherapeutics company because of the early revenue growth while building a robust research and product development program."

For the third quarter of 2013, the Company's gross revenue was approximately $1,020,000. Comparing this to gross revenue of approximately $366,000 for the third quarter of 2012 and as compared to gross revenue of approximately $807,000 for the second quarter of 2013, this reflects the Company's achievement of current quarter's revenues of approximately 300% of the corresponding prior year quarter. Net revenue for the third quarter of 2013 was approximately $918,000 compared to net revenue of approximately $366,000 for the third quarter of 2012, and net revenue of approximately $715,300 for the second quarter of 2013. Net revenue reflects the deduction for an incentive savings to our distributor. Gross revenue for the trailing twelve months was approximately $2,341,000 while net revenue was approximately $2,088,000.

Financial results reflect the Company's investment in research and development activities in the third quarter of 2013 and the nine month period ended September 30, 2013 of approximately $113,000 and $398,000, respectively; compared to $18,000 for the third quarter of 2012 and nine month period ended September 30, 2012. Additionally, MYOS incurred approximately $49,000 of costs related to the construction of its state-of-the-art research laboratory in the second and third quarters of 2013, which have been capitalized for future R&D activities.

The loss from operations was approximately $781,000 for the third quarter of 2013 compared to approximately $1,048,000 for the third quarter of 2012 and approximately $985,000 for the second quarter of 2013. Net loss for the third quarter of 2013 was approximately $781,000 compared to approximately $813,000 for the third quarter of 2012 and approximately $983,000 for the second quarter of 2013. Basic and diluted net loss per share was $(0.01) for the third quarter of 2013 compared to $(0.01) for the third quarter of 2012 and $(0.01) for the second quarter of 2013. Per share results are based on weighted average shares outstanding of 110.9 million for the third quarter of 2013 compared to 106.4 million for the third quarter of 2012 and 110.6 for the second quarter of 2013.

About MYOS Corporation

MYOS is a development stage company focused on the discovery, development and commercialization of products that improve human muscle health and performance. MYOS is the owner of MYO-T12, the first clinically demonstrated natural myostatin inhibitor. Myostatin is a natural regulatory protein, which inhibits muscle growth and recovery. MYO-T12 is manufactured to optimize biological activity, which MYOS believes has the potential to redefine existing standards for muscle health. For more information on MYO-T12 and to discover why MYOS is known as "The Muscle Company,"™ visit www.myoscorp.com.

Forward-Looking Statements

Any statements in this release that are not historical facts are forward-looking statements. Actual results may differ materially from those projected or implied in any forward-looking statements. Such statements involve risks and uncertainties, including but not limited to those relating to the successful continued research of MYO-T12 and its effects on myostatin inhibition including the study described herein, successfully achieving our plans described in this release, product and customer demand, the continued growth of repeat purchases, market acceptance of our products, the ability to create new products through research and development, the continued growth in revenue, the ability to generate the forecasted revenue stream and cash flow from sales of MYO-X, the ability to achieve a sustainable profitable business, the effect of economic conditions, the ability to protect our intellectual property rights, the continued growth and expansion of MYO-X in GNC, Vitamin Shoppe and other specialty retail stores, the ability to strengthen our manufacturing relationships and reduce the costs of our products, competition from other providers and products, risks in product development, our ability to raise capital to fund continuing operations, and other factors discussed from time to time in our Securities and Exchange Commission filings. We undertake no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made except as required by law.

These statements have not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure or prevent any disease.

MYOS CORPORATION AND SUBSIDIARY
(a development stage company)
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2013	2012
	(Unaudited)
ASSETS
Current assets
Cash	$1,883,464	$3,979,662
Accounts receivable	214,740	201,579
Inventories	10,869	218,317
Prepaid expenses and other current assets	233,840	84,388
Total current assets	2,342,913	4,483,946

Fixed assets, net of accumulated depreciation	327,959	8,389
Intellectual property	2,000,000	2,000,000
Intangible assets	38,117	36,440

Total assets	$4,708,989	$6,528,775

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$213,556	$208,898
Total current liabilities	213,556	208,898

Derivatives liability	43,950	121,900

Total liabilities	257,506	330,798

Stockholders' equity
Preferred stock, $.001 par value; 25,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.001 par value, 300,000,000 shares authorized; 111,372,282 shares issued and outstanding at September 30, 2013; 110,033,282 shares issued and outstanding at December 31, 2012	111,372	110,033
Additional paid-in capital	16,840,133	15,733,650
Deficit accumulated during development stage	(12,500,022)	(9,645,706)

Total stockholders' equity	4,451,483	6,197,977

Total liabilities and stockholders' equity	$4,708,989	$6,528,775

MYOS CORPORATION AND SUBSIDIARY
(a development stage company)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

					April 11, 2007
	Three Months Ended September 30,		Nine Months Ended September 30,		(Inception Date) to September 30,
	2013	2012	2013	2012	2013
Revenue	$917,574	$365,934	$1,910,287	$734,363	$2,921,489
Cost of sales	427,431	354,590	872,188	655,997	1,785,154
Gross profit	490,143	11,344	1,038,099	78,366	1,136,335

General and administrative expenses	1,271,562	1,058,968	3,896,374	2,091,975	11,772,539
Loss from operations	(781,419)	(1,047,624)	(2,858,275)	(2,013,609)	(10,636,204)

OTHER INCOME (EXPENSE)
Interest income	847	5,561	3,969	5,561	12,445
Interest expense	(10)	(106)	(10)	(802,614)	(827,030)
Value of warrants in excess of the amount of additional paid-in capital received in the related private placement of restricted common stock	-	-	-	-	(2,405,303)
Change in fair value of warrants	-	229,591	-	(16,173)	4,085,570
Impairment charge - intellectual property	-	-	-	-	(2,662,000)
Amortization of deferred financing costs	-	-	-	(69,451)	(80,000)
Gain on forgiveness of debt	-	-	-	-	12,500
Total other income (expense)	837	235,046	3,959	(882,677)	(1,863,818)

Net loss	$(780,582)	$(812,578)	$(2,854,316)	$(2,896,286)	$(12,500,022)

Weighted average number of common shares outstanding, basic and diluted	110,907,236	106,387,551	110,597,267	86,017,222

Basic and diluted net loss per share attributable to common stockholders	$(0.01)	$(0.01)	$(0.03)	$(0.03)

CONTACT:

Ms. Lindsey Penrose
Vice President, Business Development
Telephone: (973) 509-0444
email: Email Contact